Exhibit 10.1

                                    AGREEMENT

         Agreement (the "Agreement"), dated as of January 7, 2004, made by Fountainhead Media Services, Inc., a California corporation ("FMS"), and Hollywood Media Corp., a Florida corporation ("HOLL").

         WHEREAS, FMS is the legal and beneficial owner of six hundred (600) shares (the "Shares") of common stock, par value $.01 per share, of Baseline Acquisitions Corp., a Delaware corporation, which shares were previously pledged to HOLL pursuant to that certain Pledge Agreement (the "Pledge Agreement") dated as of January 14, 2002, made by FMS in favor of HOLL;

         WHEREAS, FMS is obligated to HOLL in the principal amount of $2,000,000 (the "Loan") pursuant to that certain Stock Purchase Agreement (the "SPA") dated as of January 14, 2002 executed in connection with the Transfer and Shareholders Agreement dated as of January 14, 2002 (the "Transfer Agreement") by and between FMS and HOLL;

         WHEREAS, the Loan is evidenced by a promissory note dated as of January 14, 2002, in favor of HOLL (the "Note");

         WHEREAS, FMS has not made payments due HOLL under the Note, and, as evidenced by the minutes of a special meeting of the shareholders of FMS of even date herewith, FMS has no means or ability to pay the arrearages or any new amounts coming due under the Note, and as such FMS desires to relinquish and assign the Shares to HOLL in order to satisfy the Note;

         NOW, THEREFORE, for $10.00 and other good and valuable consideration and in consideration of this Agreement and the mutual benefits to be derived hereby and thereby, and the promises, representations, warranties, covenants and other good and valuable consideration provided for herein, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. FMS hereby acknowledges and agrees that the above recitals are true and correct.

         2. FMS hereby represents and warrants that (a) FMS has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by it in connection with the consummation of the transactions contemplated hereby and thereby and to perform fully its obligations hereunder and thereunder; and (b) this Agreement has been duly and validly executed and delivered by FMS and constitutes the legal, valid and binding obligation of FMS enforceable against FMS in accordance with its terms.

         3. FMS hereby sells, assigns and transfers the Shares unto HOLL, standing in the name on the books of said Baseline Acquisitions Corp. and does hereby irrevocably constitute and appoint HOLL's counsel, as attorney to transfer said Shares on the books of Baseline Acquisitions Corp. with full power of substitution in the premises, as evidenced by the certain executed stock power previously dated January 14, 2002 in HOLL's possession.

         4. In furtherance of all rights and remedies of HOLL under the Pledge Agreement, the Transfer Agreement, the SPA and the Note, FMS hereby agrees to take all necessary actions and to execute and deliver all such further instruments and documents, as is necessary, proper or advisable in order to transfer legal and beneficial ownership of the Shares to HOLL.

         5. FMS further hereby represents and warrants that the Shares shall be transferred to HOLL free and clear of any and all liens, liabilities, and encumbrances, and that such transfer shall be in accordance with all applicable laws.

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         6. Upon HOLL's receipt of good and marketable title to the Shares, HOLL shall provide FMS with evidence of complete accord and satisfaction of the Note.

         7. This Agreement shall be governed by and in accordance with the laws of the State of Florida without regard to conflict of law rules thereof. All disputes between the parties hereto concerning this Agreement or which would otherwise require or allow resort to any court or other governmental dispute resolution forum shall be settled by binding arbitration held in Palm Beach County, Florida in accordance with the rules of the American Arbitration Association (the "Rules") and by three arbitrators appointed in accordance with the Rules. Each party shall bear its own costs and expense of such arbitration. Any such award shall be final and binding on the parties thereto, and may be entered in any court having competent jurisdiction.

         8. Each of the parties hereto, and each and all of their respective subsidiaries, parent companies, affiliates, directors, officers, partners, heirs, employees, servants, attorneys, assigns, successors, agents and representatives, past and present, and each of them, and the respective successors, assigns, heirs, executors, administrators and any legal and personal representatives of each of the foregoing, and each of them, hereby remises, releases, acquits, satisfies, and forever discharges the other parties hereto, and each and all of their respective subsidiaries, parent companies, affiliates, directors, officers, partners, heirs, employees, servants, attorneys, assigns, successors, agents and representatives, past and present, and each of them, and the respective successors, assigns, heirs, executors, administrators and any legal and personal representatives of each of the foregoing, and each of them, of and from any and all, and all manner of action and actions, cause and causes of action, suits, debts, liabilities, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, obligations, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, of every kind and nature whatsoever, and by whomever asserted, whether at this time known or suspected, or unknown or unsuspected, anticipated or unanticipated, direct or indirect, fixed or contingent or which may presently exist or which may hereafter arise or become known, in law or in equity, in the nature of an administrative proceeding or otherwise, for or by reason of any event , transaction, matter or cause whatsoever, with respect to, in connection with or arising out of this Agreement and the subject matter hereof, other than failure to perform an obligation set forth in this Agreement.

         IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.


Witnesses:                           FOUNTAINHEAD MEDIA SERVICES, INC.


/s/ Sho Haguchi
-------------------------------      By: /s/ Rafi Gordon
                                        ----------------------------------------
/s/ Alex Amin                           Name: Rafi Gordon
-------------------------------         Title:


Witnesses:                           HOLLYWOOD MEDIA CORP.


/s/ Nadine Oberman
-------------------------------      By: /s/ Nicholas Hall
                                        ----------------------------------------
/s/ Kristina M. Beakey                  Name: Nicholas Hall
-------------------------------         Title: Chief Operating Officer

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